                                                                     EXHIBIT 1.1


                               5,000,000 Shares

                           Nationwide Electric, Inc.

                                 Common Stock


                            UNDERWRITING AGREEMENT
                            ----------------------


                                                           _______________, 1998



BT Alex. Brown Incorporated
Piper Jaffray Inc.
As Representatives of the
   Several Underwriters
c/o  BT Alex. Brown Incorporated
One South Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

     Nationwide Electric, Inc., a Delaware corporation (together with its wholly-owned subsidiary, Parsons Electric Co. ("Parsons"), the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in
Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 5,000,000 shares of the Company's Common Stock, $.01 par value (the "Firm Shares"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to 750,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below.

     As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

     Simultaneously with the closing with respect to the purchase of the Firm Shares by the Underwriters, the Company will acquire, through acquisitions of either shares of outstanding capital stock or assets, each of the Acquired Companies (as hereinafter defined) (collectively, the "Acquisitions"), the consideration for which will be a combination of cash and shares of the Company's Common Stock as described in the Registration Statement (as hereinafter defined).

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.   Representations and Warranties of the Company.
     ---------------------------------------------

     The Company represents and warrants to each of the Underwriters as follows:

     (a) A registration statement on Form S-1 (File No. 333-57013) with respect to the Shares has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, as amended at the time it becomes effective, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (a) the form of prospectus first filed with the Commission pursuant to Rule 424(b) or (b) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

     (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement.

Each of The Allison Company ("Allison-Smith"), Henderson Electric Co. Inc. (including its wholly-owned subsidiary, Eagle Electrical Systems, Inc., "Henderson") and Potter Electric Company, Inc. ("Potter," and collectively with Allison-Smith and Henderson, the "Acquired Companies") and Parsons has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. As of the date hereof, the Company has no subsidiaries except those listed as Exhibit 21.1 to the Registration Statement. The Company, Parsons and each of the Acquired Companies are duly qualified to transact business as a foreign corporation in all jurisdictions in which the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect, individually or in the aggregate, on the business, properties, assets, results of operations or condition (financial or otherwise) of either the Company, Parsons, Allison-Smith or Henderson, after giving effect to the Acquisitions (any such effect is hereinafter referred to as a "Material Adverse Effect"). The outstanding shares of capital stock of each of Parsons and the Acquired Companies have been duly authorized and validly issued and are fully paid and non-assessable. As of the Closing Date (as hereinafter defined), after giving effect to the Acquisitions, all of the outstanding shares of capital stock of Parsons, Allison-Smith and Henderson will be owned by the Company or another subsidiary of the Company free and clear of all liens, encumbrances and claims and all of the tangible and intangible assets of Potter will be owned by the Company free and clear of all liens, claims, mortgages, security interests, restrictions and encumbrances of any nature, other than certain "Current Liabilities" (as defined in the Asset Purchase Agreement relating to the Company's acquisition of Potter's assets) of Potter which the Company has agreed to assume and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in Parsons or any of the Acquired Companies will be outstanding.

     (c) The outstanding shares of Common Stock, Redeemable Preferred Stock and Class A Nonvoting Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company pursuant to the terms of this Agreement have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. Upon completion of the Acquisitions in the manner described in the Registration Statement, the shares of Common Stock of the Company to be issued in such Acquisitions will be duly authorized, validly issued, fully paid and non-assessable.

     (d) The information set forth under the caption "Capitalization" in the Prospectus is true and correct in all material respects. All of the Shares conform to the description thereof contained in the Registration Statement in all material respects. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation.

     (e) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares or, after due inquiry by the Company, notified the Company of the institution of proceedings for that purpose. The Registration Statement contains, in all material respects, and the Prospectus and any amendments or supplements thereto will contain, in all material respects, all statements which are required to be stated therein by, and will conform in all material respects to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

     (f) The combined financial statements of the Company and the separate financial statements of Parsons, Allison-Smith and Henderson, in each case together with related notes as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company, Parsons and of each of Allison-Smith and Henderson, respectively, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein or in the notes thereto, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement presents fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma combined financial statements and other pro forma financial information of the Company and the Acquired Companies, together with the related notes, as set forth in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

     (g) Deloitte & Touche LLP and McGladrey & Pullen LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

     (h) Except as set forth in the Registration Statement, there is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Acquired Companies before any court or administrative agency or otherwise which if determined adversely to the Company or such Acquired Company would have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

     (i) Each of the Company and the Acquired Companies has good and marketable title to all of its properties and assets reflected in its financial statements (or as described in the Registration Statement, if applicable) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which would not have a Material Adverse Effect. Each of the Company and the Acquired Companies occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof, if any, set forth in the Registration Statement.

     (j) Each of the Company, Parsons, Allison-Smith and Henderson have filed all Federal, State, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by it or any of them to the extent that such taxes have become due and are not being contested in good faith, except for any failure to file income tax returns or pay taxes or assessments which would not have a Material Adverse Effect.

     (k) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any change or any development that would have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or any of the Acquired Companies, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented, or otherwise disclosed in writing to the Underwriters. Neither the Company nor any of the Acquired Companies has any material contingent obligations which are not disclosed in the Registration Statement, as it may be amended or supplemented, or in the Company's or such Acquired Company's financial statements which are included in the Registration Statement, or otherwise disclosed in writing to the Underwriters.

     (l) Neither the Company nor any of the Acquired Companies is, or with the giving of notice or lapse of time or both, will be, in violation of or in default under its Charter or By-Laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which violation or default would have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Acquired Companies is a party, or of the Charter or By-Laws of the Company or any of the Acquired Companies or any order, rule or regulation applicable to the Company or any of the Acquired Companies of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except for any such conflict, breach or default that would not have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

     (m) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission or the National Association of Securities Dealers, Inc. (the "NASD")) has been obtained or made and is in full force and effect.

     (n) The Company and each of the Acquired Companies holds all licenses, certificates and permits from municipal, county, state, federal or other governmental authorities which are necessary to the conduct of their businesses or the absence of which would have a Material Adverse Effect; and neither the Company nor any of the Acquired Companies has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement would have a Material Adverse Effect. The Company knows of no infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company or any of the Acquired Companies which would have a Material Adverse Effect.

     (o) Neither the Company, nor to the Company's best knowledge, any of its affiliates, or any of the Acquired Companies or any of their affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

     (p) Neither the Company nor any of the Acquired Companies is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations of the Commission thereunder.

     (q) Except as described in Exhibit A hereto, the Company and each of the Acquired Companies maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (r) The Company and each of the Acquired Companies carries, or are covered by, insurance in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in the Company's industry.

     (s) The Company, Parsons, Allison-Smith and Henderson are in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of the Acquired Companies would have any liability; neither the Company nor any of the Acquired Companies has incurred nor expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any of the Acquired Companies would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except in any such case for any failure to comply, "reportable event" or liability that would not have a Material Adverse Effect.

     (t) No labor dispute with the employees of the Company or any of the Acquired Companies exists, or to the knowledge of the Company, is threatened, other than such disputes which would not have a Material Adverse Effect.

     (u) There is (i) no significant unfair labor practice complaint pending against the Company or any of the Acquired Companies or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the Acquired Companies, or to the knowledge of the Company, threatened against any of them, and (ii) no significant strike, slowdown or stoppage pending against the Company or any of the Acquired Companies or, to the knowledge of the Company, threatened against it or any of the Acquired Companies, except for such actions specified in clause (i) or (ii) above, which would not have a Material Adverse Effect.

2.   Purchase, Sale and Delivery of the Firm Shares.
     ----------------------------------------------

     (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

     (b) Payment for the Firm Shares to be sold hereunder is to be made in same day funds via wire transfer to the order of the Company against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of BT Alex. Brown Incorporated, 1 South Street, Baltimore, Maryland, at 10:00 a.m., Baltimore time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

     (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in paragraph (a) of this
Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to 5,000,000, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in same day funds via wire transfer to the order of the Company against delivery of certificates therefor at the offices of BT Alex. Brown Incorporated, 1 South Street, Baltimore, Maryland.

3.   Offering by the Underwriters.
     ----------------------------

     It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

     It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.   Covenants of the Company.
     ------------------------

     The Company covenants and agrees with the several Underwriters that:

     (a) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

     (b) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

     (c) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

     (d) The Company will comply with the Act and the Rules and Regulations, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not materially misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

     (e) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

     (f) The Company will, for a period of five years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders generally or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Representatives similar reports with respect to significant subsidiaries, as that term is defined in Regulation S-X promulgated by the Commission, which are not consolidated in the Company's financial statements.

     (g) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company without the prior written consent of BT Alex. Brown Incorporated, except for the grant of employee stock options (up to a maximum of 500,000 shares) under each of the Non-Qualified Stock Option Plan or the Incentive Stock Option Plan, and for shares issued (i) in connection with acquisitions of businesses and (ii) pursuant to the Nationwide Executive Stock Purchase Plan (up to a maximum of 250,000 shares).

     (h) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange.

     (i) The Company has caused each officer and director and certain shareholders of the Company and each person acquiring shares of the Company's Common Stock in connection with the Acquisitions to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person has agreed not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for shares of Common Stock or derivative of Common Stock owned by such person (or as to which such person has the right to direct the disposition of) or request the registration for the offer or sale of any of the foregoing for a period of one year after the date of this Agreement, directly or indirectly, except with the prior written consent of BT Alex. Brown Incorporated ("Lockup Agreements").

     (j) The Company will (i) use its reasonable best efforts to satisfy all conditions precedent to the other parties' obligation to close the Acquisitions which are within the Company's reasonable control, (ii) use its reasonable best efforts to cause each other party to such agreements to satisfy all conditions precedent to the Company's obligation to close the Acquisitions which are within such other party's reasonable control and (iii) promptly notify the Underwriters of the occurrence of any event which is reasonably likely to result in the non-consummation of any of the Acquisitions on the Closing Date.

     (k) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

     (l) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Acquired Companies to register as an investment company under the 1940 Act.

     (m) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

     (n) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

5.   Costs and Expenses.

     The Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement and in connection with the Acquisitions, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; during the period specified in Section 4(d) hereof (but not exceeding nine months after the effective date of the Registration Statement), the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus and this Agreement and the Underwriters' Invitation Letter; the fees of the Commission; the filing fee pursuant to NASD Rule 2710 (the "NASD Fee"); transfer agent and registrar fees and expenses; and the Listing Fee of the New York Stock Exchange. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than the NASD Fee) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms is due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.   Conditions of Obligations of the Underwriters.

     The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

     (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

     (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Stinson, Mag & Fizzell, P.C., counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement (the "Business"); the Company is duly qualified to transact its Business in all jurisdictions in which the conduct of its Business requires such qualification, or in which the failure to qualify would have a Material Adverse Effect; and, to the knowledge of such counsel, the outstanding shares of capital stock of Parsons, Allison-Smith and Henderson will be owned by the Company, free and clear of all liens, encumbrances and claims and all of the tangible and intangible assets of Potter will be owned by the Company free and clear of all liens, claims, mortgages, security interests, restrictions and encumbrances of any nature other than certain "Current Liabilities" (as defined in the Asset Purchase Agreement relating to the Company's acquisition of Potter's assets) of Potter which the Company has agreed to assume; and to the knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock, or of ownership interests in, any of the Acquired Companies will be outstanding.

     (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the outstanding shares of the Company's Common Stock, Class A Nonvoting Common Stock and Redeemable Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform in all material respects to the description thereof contained in the Prospectus; the certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form; the shares of Common Stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement and the shares of Common Stock of the Company to be issued in connection with the Acquisitions have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no statutory, or to the knowledge of such counsel, contractual preemptive rights of stockholders exist with respect to any of the Shares or the shares to be issued in connection with the Acquisitions or the issue or sale thereof.

         (iii) Except as described in or contemplated by the Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

         (iv) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

         (v) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, notes thereto and other financial and statistical information included therein or any information furnished to the Company by or through the Representatives specifically for use therein).

         (vi) The statements under the captions "Business--Services," "--Employees," "Management--Employment Agreements," "--1998 Stock Option Plans," "--Stock Purchase Plans," "Certain Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

         (vii) Each agreement with respect to the Acquisitions to which the Company is a party (all of which have been filed with the Commission to the extent required to be filed as exhibits to the Registration Statement) has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

         (viii) To the knowledge of such counsel, there are no contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required. All such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

         (ix) To the knowledge of such counsel, there are no material legal or governmental proceedings pending or threatened against the Company or any of the Acquired Companies, except as set forth in the Prospectus.

         (x) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws, as amended or restated, of the Company, or to the knowledge of such counsel, any agreement or instrument to which the Company is a party or by which the Company is bound.

         (xi) This Agreement has been duly authorized, executed and delivered by the Company.

         (xii) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is required to be made or obtained by the Company or necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

         (xiii) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

     In rendering such opinion Stinson, Mag & Fizzell, P.C. may provide that its opinion is limited to matters governed by the laws of Missouri and the General Corporation Law of the State of Delaware or Federal securities laws of the United States, and may rely on counsel (such counsel having been deemed acceptable by the Underwriters) to one or more of the Acquired Companies with respect to matters related to the Acquired Companies, provided that, in lieu of such reliance, Stinson, Mag & Fizzell, P.C. may provide separate opinions of such counsel so long as such opinions are addressed to the Underwriters, and further provided that in each case

Stinson, Mag & Fizzell, P.C. shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, the opinion of Stinson, Mag & Fizzell, P.C. shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, notes thereto and other financial and statistical information included therein or any information furnished to the Company by or throgh the Representatives specifically for use therein). With respect to such statement, Stinson, Mag & Fizzell, P.C. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

     (c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of counsel for Parsons and each of the Acquired Companies, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the following effect, provided that the opinions of counsel for Parsons, Henderson and Potter will not include the opinion in clause (ii) below, and the opinion of counsel for Parsons will not include the opinions in clause (iii) below.

     (i) The Acquired Company or Parsons, as the case may be, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement (the "Business"); the Acquired Company or Parsons, as the case may be, is duly qualified to transact its Business in all jurisdictions in which the conduct of its Business requires such qualification, or in which the failure to qualify would have a Material Adverse Effect.

     (ii) Upon consummation of the Acquisition, the outstanding shares of capital stock of the Acquired Company will have been duly authorized and validly issued and will be fully paid and non-assessable and will be owned by the [Company].

     (iii) The agreements with respect to the Acquisition of the Acquired Company have been duly authorized, executed and delivered by the Acquired Company and constitute the valid and binding obligations of the Acquired Company, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

     (iv) To the knowledge of such counsel, there are no material legal or governmental proceedings pending or threatened against the Acquired Company.

     (v) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate or Articles of Incorporation or By-Laws, as amended or restated, of Parsons or the Acquired Company, as the case may be, or to the knowledge of such counsel, any agreement or instrument to which Parsons or the Acquired Company, as the case may be, is a party or by which Parsons or the Acquired Company, as the case may be, is bound.

     In rendering such opinions, each of counsel for Parsons and the Acquired Companies may provide that its opinion is limited to matters governed by the laws of the jurisdiction of incorporation of Parsons or the applicable Acquired Company, as the case may be.

     (d) The Representatives shall have received from Piper & Marbury L.L.P., counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (ii), (iii), (iv) and (xi) of Paragraph (b) of this Section 6, and that the Company is a duly organized and validly existing corporation under the laws of the State of Delaware. In rendering such opinion, Piper & Marbury L.L.P. may rely as to all matters governed other than by the laws of the State of Delaware or Federal laws on the opinions of counsel referred to in Paragraph
(b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Piper & Marbury L.L.P. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

     (e) You shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, as the case may be, letters dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Deloitte & Touche LLP and McGladrey & Pullen, LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

     (f) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

          (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

          (ii)   The representations and warranties of the Company contained in
Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

          (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

          (iv) He has carefully examined the Registration Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct in all material respects, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred that would require, pursuant to Section 4(d) hereof, a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

          (v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any change or development that would have a Material Adverse Effect, whether or not arising in the ordinary course of business.

     (g) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

     (h) The Firm Shares and Option Shares, if any, shall have been approved for listing upon notice of issuance on the New York Stock Exchange.

     (i) The Lockup Agreements described in Section 4(i) shall be in full force and effect.

     (j) Each of the Acquisitions shall have been completed upon the terms set forth in the Prospectus and in the agreements governing such Acquisitions simultaneously with the closing of the purchase of the Firm Shares by the Underwriters on the Closing Date.

     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Piper & Marbury L.L.P., counsel for the Underwriters.

     If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

     In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.   Conditions of the Obligations of the Company.
     --------------------------------------------

     The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that: (a) at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened and (b) each of the Acquisitions shall have been completed upon the terms set forth in the Prospectus and in the agreements governing such Acquisitions simultaneously with the closing of the purchase of the Firm Shares by the Underwriters on the Closing Date.

8.   Indemnification.
     ---------------

     (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof or (ii) if it is finally judicially determined that such loss, liability, claim or damage (or actions or proceedings in respect thereof) resulted from the fct that the Underwriter sold the Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus, or a Prospectus as amended or supplemented, and the Prospectus, or the Prospectus as so amended or supplemented, would have corrected such untrue statement or omission of a material fact. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or
(ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not the Company, or any such director, officer or controlling person is a party to any action or proceeding, only if such subpoena relates to either (i) or (ii) set forth in this Section 8(b); provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof or (ii) if it isfinally judicially determined that such loss, liability, claim or damage (or actions or proceedings in respect thereof) resulted from the fact that the Underwriter sold the Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus, or a Prospectus as amended or supplemented, and the Prospectus, or the Prospectus as so amended or supplemented, would have corrected such untrue statement or omission of a material fact. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) In case any action or proceeding (including any governmental investigation) is instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify each person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may elect, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such action or proceeding. In any such action or proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impladed parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions, or failure to deliver a Prospectus, or a Prospectus, as amended or supplemented, that would have corrected such statements or omissions, which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or her or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or her or it as an additional defendant in any such proceeding in which such other contributing party is a party.

     (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.   Default by Underwriters.
     -----------------------

     If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable best efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriter or Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriter or Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase or (b) if the aggregate number of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriter or Underwriters or of the Company except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this
Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.  Notices.
     -------

     All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to BT Alex. Brown Incorporated, 1 South Street, Baltimore, Maryland 21202, Attention: David M. Gray, Managing Director with a copy to BT Alex. Brown Incorporated, 1 South Street, Baltimore, Maryland 21202, Attention: General Counsel; if to the Company, to Nationwide Electric, Inc., 1201 Walnut Street, Suite 1300, Kansas City, Missouri 64106,
Attention: Frederick C. Green, IV, Chief Executive Officer, with copies to Stinson, Mag & Fizzell, P.C., 1201 Walnut Street, Kansas City, Missouri 64106,
Attention: John A. Granda, Esquire.

11.  Termination.
     -----------

     This Agreement may be terminated by you by notice to the Company as follows:

     (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters or (ii) 11:30 a.m. on the date of this Agreement;

     (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any change or development that would have a Material Adverse Effect, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares; (iii) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, American Stock Exchange or the Nasdaq Stock Market or limitation on prices (other than limitations on hours or numbers of days of trading); (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company's Common Stock by the Commission on the New York Stock Exchange or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

     (c)  as provided in Sections 6 and 9 of this Agreement.

12.  Successors.
     ----------

     This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.  Information Provided by Underwriters.
     ------------------------------------

     The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.

14.  Miscellaneous.
     -------------

     The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors, officers or controlling persons and (c) delivery of and payment for the Shares under this Agreement.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                    Very truly yours,

                                    NATIONWIDE ELECTRIC, INC.


                                    By ______________________________________
                                       Frederick C. Green, IV, President and
                                       Chief Executive Officer


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

BT ALEX. BROWN INCORPORATED
PIPER JAFFRAY INC.

As Representatives of the several
Underwriters listed on Schedule I

By: BT Alex. Brown Incorporated


By:_______________________________________

     Authorized Officer

                                   SCHEDULE I



                            Schedule of Underwriters

                                                         Number of Firm Shares
Underwriter                                                  to be Purchased
-----------                                              ---------------------
BT Alex. Brown Incorporated
Piper Jaffray Inc.







                                                              -----------
               Total                                            5,000,000
                                                              ===========

                                      -30-